                                                                  Exhibit (6)(i)


JCM                       THE COMMONWEALTH OF MASSACHUSETTS
--------                       William Francis Galvin
Examiner                    Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108-1512


JCM                           ARTICLES OF ORGANIZATION
--------                    (General Laws, Chapter 156B)
Name                    and Chapter 175, Sections 49 and 49A
Approved

                                      Article I
                        The exact name of the corporation is:
Linda Ruthardt
                         New England Life Insurance Company

                                     Article II
                 The purpose of the corporation is to engage in the
                           following business activities:

                   See pages 2A-2B of Schedule A attached hereto.



 C
 P        X
 M
R.A.


25
-----     Note: If the space provided under any article or item on this form is
P.C. insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

        WITHOUT PAR VALUE                       WITH PAR VALUE
TYPE        NUMBER OF SHARES       TYPE        NUMBER OF SHARES  PAR VALUE
Common:                            Common:          50,000         $125.00

Preferred:                         Preferred:


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


                                      N/A


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:


                                      N/A


                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                 See pages 6A-6C of Schedule A attached hereto.

**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                       Schedule A to Articles of Organization
                                       --------------------------------------
                                       New England Life Insurance Company
                                       ----------------------------------


Article 2. Corporate Purposes

  The corporation, which was organized on September 12, 1980, under the laws of the State of Delaware, has elected, for the purpose of continuing its existence without interruption, to become domesticated and reincorporated as a Massachusetts corporation effective as of the date of the closing of the transactions (the "Closing Date") contemplated by that certain Agreement and Plan of Merger by and between the corporation's parent, New England Mutual Life Insurance Company, a Massachusetts mutual insurance company ("TNE"), and Metropolitan Life Insurance Company, a New York mutual insurance company ("MetLife"), dated as of August 16, 1995, as amended, pursuant to which TNE will be merged with and into MetLife. Upon the taking of effect of these Articles of Organization, the corporation shall be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the Commonwealth of Massachusetts (including without limitation the privilege of transacting the kinds of insurance now or hereafter described in or permitted by Clauses 6th, 15th and 16th of Section 47 and Sections 47A and 54G of Chapter 175 of the General Laws of The Commonwealth of Massachusetts and any acts in amendment thereof or in addition thereto, and such other kinds of insurance as may be permitted now or hereafter to be transacted by insurance corporations organized or authorized to transact any of the kinds of insurance now or hereafter described or permitted by said Clauses of Section 47 and Sections 47A and 54G, and including any form of insurance which may be permitted by paragraphs (b) and (g) of Section 51 of said Chapter 175, and any acts in amendment thereof or in addition thereto, thus including the authority pursuant to said Clauses of Section 47 and Sections 47A and 54G; and including, pursuant to the provisions of paragraph (g) of said
Section 51, authority to write such other form or forms of insurance coverage not included in the provisions of said Clauses of Section 47 and Sections 47A and 54G, and not contrary to the law, as the Massachusetts Commissioner of Insurance, in his or her discretion, may authorize and license subject to such terms and conditions as he or she may from time to time prescribe) and all privileges, franchises and powers belonging to said corporation, and all property, real, personal and mixed, and all debts due on whatever account, all certificates of authority, agent appointments, outstanding insurance policies, capital structure, and choses in action, shall be and the same are hereby ratified, approved, confirmed and assured to the corporation, with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the Commonwealth of Massachusetts. Without limitation of the foregoing, the corporation shall be given recognition as a domestic insurance company of the Commonwealth of Massachusetts for all purposes, from and after September 12, 1980, the date of its initial authorization as an insurer under the laws of the State of Delaware.

  The Board of Directors may permit the issuance of participating policies, and may permit the policyholders of the corporation from time to time to participate in the profits of its operations
                                      -2A-
through the payment of dividends. The Board of Directors shall have the power to make reasonable classification or classifications of policies and to take such other action, in accordance with the law, as may be necessary or desirable to carry into effect any participation by policyholders in the profits of the operations of the corporation. No policyholder shall have any right to participate in the profits of the operations of the corporation unless and until the Directors of the corporation, in the exercise of their discretion, affirmatively authorize such participation, and then only to the extent so authorized.
                                      -2B-

Article 6. Other Lawful Provisions

  6.1 The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

  6.2 The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

  6.3 The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

  6.4 Any amendment of the by-laws of the corporation shall require either (1) the affirmative vote of the holders of a majority of the shares of common stock of the corporation then outstanding, or (2) the written consent of all of the holders of common stock of the corporation then outstanding.

  6.5 Meetings of the stockholders may be held anywhere in the United States.

  6.6 The directors may, by affirmative vote of a Supermajority (as defined from time to time in the by-laws of the corporation) of the directors then in office, specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies by resolution adopted by affirmative vote of a Supermajority (as defined from time to time in the by-laws of the corporation) of the directors then in office, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may, by affirmative vote of a Supermajority (as defined from time to time in the by-laws of the corporation) of the directors then in office, allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

  6.7 The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.
                                      -6A-

  6.8 The directors shall have the power, by affirmative vote of a Supermajority (as defined from time to time in the by-laws of the corporation) of the directors then in office, to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of the corporation, and

  (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

  (2) no such director, officer, stockholder or individual shall be liable to account to the corporation for any profit or benefit realized through any such contract, transaction or act; and

  (3) any such director of the corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of the corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of the corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of the corporation, shall be duly authorized or ratified by a Supermajority (as defined from time to time in the by-laws of the corporation) of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

  the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

  the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than the corporation; and

  the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of the corporation, or is constituted of the directors or officers of the corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of shares representing a majority of the votes of the capital stock of the corporation outstanding and
                                      -6B-
entitled to vote for the election of directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of the corporation, or of the board of directors or any committee thereof, with regard to all stockholders of the corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under the corporation; provided, however, that

  A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of the corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

  B. the stockholders so voting shall have made any findings required by law;

  C. the stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

  D. any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors, officers or employees of its or their right to proceed with or enforce such contract, transaction or act.

If the corporation has more than one class or series of capital stock outstanding, the vote required by this paragraph shall be governed by the provisions of the Articles of Organization applicable to such classes or series.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph 6.8 which would be valid but for such provision or provisions.

  6.9 A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  6.10 The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.
                                      -6C-

  IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, the undersigned, constituting the president, secretary and a majority of the board of directors, have hereto signed our names this 30th day of August in the year 1996.

                          /s/ Robert Austin Shafto
                          -----------------------------------------
                          Robert Austin Shafto, President and
                           Director

                          /s/ James A. Gallaher
                          -----------------------------------------
                          James A. Gallaher, Secretary

                          /s/ Susan Comstock Crampton
                          -----------------------------------------
                          Susan Comstock Crampton, Director

                          /s/ Edward Alan Fox
                          -----------------------------------------
                          Edward Alan Fox, Director

                          /s/ George J. Goodman
                          -----------------------------------------
                          George J. Goodman, Director

                          /s/ Paul Edward Gray
                          -----------------------------------------
                          Paul Edward Gray, Director

                          /s/ Evelyn Erika Handler
                          -----------------------------------------
                          Evelyn Erika Handler, Director

                          /s/ Philip K. Howard
                          -----------------------------------------
                          Philip K. Howard, Director

                          /s/ Harry P. Kamen
                          -----------------------------------------
                          Harry P. Kamen, Director

                          /s/ Bernard A. Leventhal
                          -----------------------------------------
                          Bernard A. Leventhal, Director

                          /s/ Thomas John May
                          -----------------------------------------
                          Thomas John May, Director

                          /s/ Roy Wright Menninger, M.D.
                          -----------------------------------------
                          Roy Wright Menninger, M.D., Director



                                      -6D-

                               /s/ Rand Newman Stowell, Jr.
                               -------------------------------------
                               Rand Newman Stowell, Jr., Director

                               /s/ Alexander Buel Trowbridge
                               -------------------------------------
                               Alexander Buel Trowbridge, Director

                                      -6E-

                                        Schedule B to Articles of Organization
                                        --------------------------------------
                                        New England Life Insurance Company
                                        ----------------------------------


                DIRECTORS OF NEW ENGLAND LIFE INSURANCE COMPANY
                -----------------------------------------------

Director                                Address
--------                                -------

Susan Comstock Crampton                 127 Tarbox Road
                                        Jericho, VT 05465

Edward Alan Fox                         RR 67-15
                                        Harborside, ME

George J. Goodman                       141 Fairway Drive
                                        Princeton, NJ 08540

Paul Edward Gray                        100 Memorial Drive
                                        Cambridge, MA

Evelyn Erika Handler                    2199 Jackson Street
                                        San Francisco, CA

Philip K. Howard                        24 Grammercy Park
                                        New York, NY 10003

Harry P. Kamen                          200 East 78th Street
                                        New York, NY 10021

Bernard A. Leventhal                    580 Park Avenue
                                        New York, NY 10021

Thomas John May                         107 Margery Lane
                                        Westwood, MA

Roy Wright Menninger, M.D.              85 Pepper Tree Lane
                                        Topeka, KS

Robert Austin Shafto                    526 Grove Street
                                        Needham, MA



                                      -B1-

Rand Newman Stowell, Jr.                West Side Road
                                        Weld, ME

Alexander Buel Trowbridge               1823 23rd Street, N.W.
                                        Washington, DC 20008

                                      -B2-

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.
a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:
      501 Boylston Street, Boston, Massachusetts
b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                     NAME          RESIDENTIAL ADDRESS    POST OFFICE ADDRESS
President:     Robert A. Shafto   526 Grove St.,                 (same)
                                  Needham, MA

Treasurer:     Chester R. Frost   18 West Palm Dr.,              (same)
                                  Walpole, MA

Clerk:         James A. Gallaher  29 Larch Circle,               (same)
                                  Belmont, MA

Directors:     See Schedule B attached hereto.

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:
      December
d. The name and business address of the resident agent, if any, of the corporation is:


                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and Chapter 175, Sections 49 and 49A and do hereby sign these Articles of Organization as incorporator(s) this
     day of            , 1996.

                 (Signatures appear on page 6D attached hereto)

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                                     547950

Secretary of
The Commonwealth
96 AUG 30 AM 10:00
Corporation Division


                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)
                                 175(S)49 & 49A
================================================================================

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me and the filing fee in the amount of $6,250 having been paid, said articles are deemed to have been filed with me this 30th day of August 1996.

Effective Date:
               ----------------


                               A TRUE COPY ATTEST
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
                               Date 9/4/96 Clerk
                                                -------

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.


                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                       H. James Wilson, Esquire
                       ------------------------
                       New England Life Insurance Company
                       ----------------------------------
                       501 Boylston Street
                       -------------------
                       Boston, MA 02117
                       ----------------
                       Telephone: 617-578-2000
                                  ------------

I hereby certify that upon an examination of the Articles of Organization herein, and other evidence submitted to me as required, it appears the provisions of sections 49 and 49A of Chapter

175 of the Massachusetts General Laws have been complied with and I hereby approve said Articles this 29th day of August, A.D. 1996.

/s/ Linda Ruthardt
-------------------------------------------
Linda Ruthardt, Commissioner of Insurance